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                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83442) pertaining to the Hugoton Energy Corporation 1993 Stock Option Plan, Hugoton Energy Corporation 1993 Nonemployee Directors' Stock Option Plan, John T. McNabb, II Nonstatutory Stock Option Agreement, and David S. Elkouri Nonstatutory Stock Option Agreement of our report dated February 7, 1997, with respect to the consolidated financial statements and schedule of Hugoton Energy Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

We also consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-97092) pertaining to the 1995 Stock Option Plan of Hugoton Energy Corporation, (2) the Registration Statement (Form S-8 No. 33-83440) pertaining to the Hugoton Energy Corporation 401(k) Profit Sharing Plan, (3) the Registration Statement (Form S-8 No. 333-15095) pertaining to Hugoton Energy Corporation Amended and Restated 1993 Nonemployee Directors' Stock Option Plan and the Jay W. Decker Nonstatutory Stock Option Agreement, and
(4) the Registration Statement (Form S-3 No. 33-97366) of Hugoton Energy Corporation and in the related Prospectus of our report dated February 7, 1997, with respect to the consolidated financial statements and schedule of Hugoton Energy Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                ERNST & YOUNG LLP


Wichita, Kansas
February 20, 1997